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SEATTLE GENETICS, INC.
1998 EMPLOYEE STOCK BONUS PLAN

    1.  Purpose.  This 1998 Employee Stock Bonus Plan ("Plan") of Seattle Genetics, Inc. (the "Company") is intended to provide incentives to employees of the Company, to encourage such employees to remain employed by the Company and to encourage employee stock ownership in the Company.

    2.  Stock Subject to Plan.  The total number of shares of stock which may be granted pursuant to this Plan is 5,500 shares of Common Stock of the Company, $0.001 par value per share (the "Common Stock"). The number of shares reserved for purchase under the Plan is subject to adjustment in accordance with the provisions for adjustment in the Plan.

    3.  Administration of the Plan.  The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board that shall not have less than two Board members (in either case, the "Administrator"). Subject to the provisions of the Plan, the Administrator shall have authority to select the Participants in the Plan, as defined in Section 4, to fix the number of shares which shall be issued to each Participant (the "Bonus Shares"), to set the terms and conditions of each issuance, and to determine all other matters relating to the Plan. All questions of interpretation, implementation, and application of the Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

    4.  Grant of Stock; Bonus Agreement.  The Administrator shall select the participants (the "Participants") in the Plan from such officers, directors and employees of the Company, or of any corporation ("Subsidiary") of which the Company owns directly or indirectly, stock possessing at least 50% of the combined voting power of all classes of stock of such corporation as the Administrator shall designate. The issuance of Bonus Shares under the Plan shall be pursuant to a written agreement (the "Bonus Agreement") that shall incorporate and be subject to, the terms and conditions of the Plan. Each Bonus Agreement shall be signed by the Participant being issued the Bonus Shares and an officer of the Company (other than the Participant) on behalf of the Company, and shall contain any provisions not in conflict with the Plan which the Administrator deems desirable, including, without limitation, restrictions on Bonus Shares in addition to those specified in the Plan. The date on which Bonus Shares are issued to a Participant shall constitute the "Grant Date."

    5.  Fair Market Value.  The Bonus Agreement shall set forth the fair market value, on the Grant Date, of the Bonus Shares being issued under the Bonus Agreement (the "Fair Market Value"). In the event that the Common Stock is listed on an established stock exchange or the Nasdaq National Market ("Nasdaq"), the Fair Market Value shall be deemed to be the closing price of the Common Stock on such stock exchange or Nasdaq on the Grant Date or, if no such sale of Common Stock is made on any such exchange or Nasdaq on the Grant Date, the Fair Market Value shall be determined by the closing price of the Common Stock on the next preceding day upon which such a sale shall have occurred. In the event that the Common Stock is neither listed on an established exchange nor on Nasdaq, the Fair Market Value on the Grant Date shall be determined by the Administrator, which determination shall be conclusive.

    6.  Right of First Refusal.  Bonus Shares shall be subject to a right of first refusal ("Right of First Refusal") in favor of the Company in the event that a Participant proposes to sell, pledge, or otherwise transfer any Bonus Shares or any interest in Bonus Shares to any person or entity; provided, however, that the Right of First Refusal shall terminate upon the occurrence of any of the following events: (i) the effective date of the registration statement for the Company's first offering of Common Stock to the public generally and upon which the Company's Preferred Stock converts to Common Stock; or (ii) the merger, consolidation or sale of assets involving the Company pursuant to which the stockholders of the Company immediately prior to the consummation of the event hold less than 50 percent of the surviving or acquiring entity.

    7.  Requirements of Law.

      7.1  Legality of Issuance.  The Company shall not be required to issue any shares of Common Stock under the Plan if, in the opinion of the Company and the Company's counsel, such issuance might constitute a violation by the Company of any provision of law, including the provisions of the Securities Act of 1933, as amended (the "Act") or the Securities Act of Washington (the "Law").

      7.2  Restriction on Transfer; Representations of Participant.  The Bonus Shares shall not be transferable (other than under a will or the laws of descent and distribution), whether by sale, pledge, hypothecation, grant of option or otherwise so long as the Company has a Right of First Refusal with respect to the Bonus Shares pursuant to Section 6 of the Plan. The Company may, but shall not be obligated to, register or qualify the sale of Bonus Shares under the Act, the Law or any other applicable law. Regardless of whether the offering and issuance of Bonus Shares has been registered under the Act or has been registered or qualified under the Law or the securities laws of any other state, the Company may impose additional restrictions upon the Bonus Shares (including the placement of appropriate legends on stock certificates), if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the Law, the securities laws of any other state or any other law. In the event that the issuance of Bonus Shares is not registered under the Act, but an exemption is available which requires an investment representation or other representation, each Participant will be required to represent that such shares are being acquired for investment and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and the Company's counsel. Stock certificates evidencing Bonus Shares acquired pursuant to an unregistered transaction may bear the following restrictive legend and such other restrictive legends as are required or are deemed advisable under the provisions of any applicable laws:

  "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

    The Company may also place legends on stock certificates for Bonus Shares representing the Company's Right of First Refusal contained in Section 6 of the Plan. Any determination by the Company and the Company's counsel in connection with any of the matters set forth in this Section shall be final and binding on all persons.

      7.3  Exchange of Certificates.  If, in the opinion of the Company and the Company's counsel, any legend placed on a stock certificate representing Bonus Shares is no longer required, the holder of such certificate shall be entitled to exchange the certificate for a certificate representing the like number of shares lacking the legend.

    8.  Changes in Capital Structure.  Neither the Plan nor any rights granted under the Plan shall affect the right or power of the Company to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or any part of the Company's assets or business, or any other act, whether or not similar to the events described above. If the outstanding shares of the Company's Common Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, stock dividend, or other event, the number and kind of securities which may be granted under the Plan shall be adjusted by the Administrator, as deemed appropriate in the Administrator's sole discretion.

    9.  Financial Information.  The Company shall provide to each Participant during the period such Participant holds Bonus Shares granted under the Plan, annual financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall include, at a minimum, a balance sheet and an income statement and shall be delivered as soon as practicable following the end of the Company's fiscal year.

    10.  Market Standoff.  Each Participant, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Act shall not sell or otherwise transfer any shares of Common Stock during such period following the effective date of a registration statement of the Company filed under the Securities Act as is agreed upon between the Company and such representative(s); provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such period.

    11.  Effective Date of Plan; Amendment of the Plan, Waiver of Company's Rights.  The Plan shall become effective upon adoption by the Board. The Board may terminate the Plan at an earlier date and may amend the Plan; provided, that any such termination or amendment shall not affect Bonus Shares previously issued. Without limiting the foregoing, the Board may waive the Company's Right of First Refusal as set forth in Section 6 with respect to any Bonus Shares issued hereunder.

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SEATTLE GENETICS, INC. 1998 EMPLOYEE STOCK BONUS PLAN